31.38

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

SUBORDINATED CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

TO: **CONTINENTAL MINERALS CORPORATION ("Continental" or the "Issuer")**

FROM: **Taseko Mines Limited**
(Investor Name)

RE: **Purchase of Convertible Notes of Continental Minerals Corporation**

REFERENCE DATE: **August 25, 2006**

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from Continental, on the terms and conditions set forth in Schedule A attached hereto (together with the first three pages, the "Agreement"), the subordinated convertible notes (the "Notes") of Continental set out on page 2 hereof.

Continental Wiring Instructions:

CIBC ACCOUNT	Canadian Account	SWIFT NO:	CIBCCATT
ACCOUNT NAME:	Continental Minerals Corporation	ACCOUNT NO.:	65-09711
BANK:	Canadian Imperial Bank of Commerce Commerce Place, Vancouver, B.C.	TRANSIT NO.:	00010

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31.3.9

Registration and Delivery Instructions

Taseko Mines Limited
(Name of Subscriber - please print)

[signature]
(Authorized Signature of Subscriber)

PRESIDENT AND CEO
(Official Capacity or Title if Subscriber is not an individual - please print)

RUSSELL HALLBAUER
(Please print the name of the individual whose signature appears above if it is different from the name of the Subscriber printed above.)

1020 – 800 West Pender Street
(Subscriber's Address)

Vancouver, BC V6C 2V6
(Subscriber's Address)

604-684-6365
(Telephone Number) (E-Mail Address)

11963 2693 RC0001
(Social Insurance Number or Federal Corporate Tax Account Number)

Dollar Amount of Notes purchased:
Cdn$11,500,000

If the Subscriber is signing as agent for a principal and is not a trust company or a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following and ensure that Schedule C, D or E is completed on behalf of such principal:

(Name of Principal)

(Principal's Address)

Register the Notes as follows:

TASEKO MINES LIMITED
(Name)

(Account reference, if applicable)
1020 - 800 WEST PENDER ST.
(Address)
VANCOUVER B.C. V6C 2V6
(Address)

Deliver the Notes as follows:

TASEKO MINES LIMITED
(Name)

(Account reference, if applicable)
1020 - 800 WEST PENDER ST
(Contact Name)
VANCOUVER BC V6C 2V6
(Address)
CANADA
(Address)

OTHER INFORMATION TO BE COMPLETED BY EACH INVESTOR

A. **Corporate Placee or Investment Portfolio Manager Registration Form** (Schedule A)
The Investor, if not an individual (i.e., a natural person), either **[CHECK WHERE APPROPRIATE]**:

____ has previously filed with the Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the TSX Venture Exchange ("TSXV") up to the date of this Agreement; or

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31.3.10

_____ hereby delivers to the Issuer a completed Form 4C, Corporate Placee Registration Form, in the form attached hereto as for filing with the TSXV; and

B. Present Ownership of Issuer's Securities
The Investor either **[CHECK APPROPRIATE ITEM]**:

_X_ does not own directly or indirectly, or exercises control or direction over, any common shares in the capital stock of the Issuer or securities convertible into common shares in the capital stock of the Issuer ; or

_____ owns directly or indirectly, or exercises control or direction over, __________________ common shares in the capital stock of the Issuer and options, warrants and convertible securities entitling the Investor to acquire an additional __________________ common shares in the capital stock of the Issuer.

C. Insider Status
The Investor either **[CHECK IF APPROPRIATE]**:

_X_ is **NOT** an "Insider" of the Issuer as defined in the British Columbia Securities Act;

_____ is an "Insider" of the Issuer as defined in the British Columbia Securities Act, namely: "Insider" means:
(a) a director or senior officer of the issuer;
(b) a director or senior officer of a person that is itself an insider or subsidiary of the issuer;
(c) a person that has
   (i) direct or indirect beneficial ownership of;
   (ii) control or direction over; or
   (iii) a combination of direct or indirect beneficial ownership of and of control or direction over securities of the issuer carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or
(d) the issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

D. Member of "Pro Group"
The Investor either **[CHECK IF APPROPRIATE]**:

_X_ is **NOT** a Member of the "Pro Group" as defined in the Rules of the TSXV

_____ is a Member of the "Pro Group" generally a broker or registered dealer or one of its employees as defined in the Rules of the TSXV, namely: "Pro Group" means:

1. Subject to subparagraphs (2), (3) and (4), "Pro Group" shall include, either individually or as a group:
   (a) the member (i.e. a member of the TSXV under its requirements);
   (b) employees of the member;
   (c) partners, officers and directors of the member;
   (d) affiliates of the member; and
   (e) associates of any parties referred to in subparagraphs (1) through (4).

2. The TSXV may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the TSXV determines that the person is not acting at arm's length of the member;

3. The TSXV may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the TSXV determines that the person is acting at arm's length of the member;

4. The member may deem a person who would otherwise be included in the Pro Group pursuant to subparagraph (1) to be excluded from the Pro Group where the member determines that:
   (a) the person is an affiliate or associate of the member acting at arm's length of the member;
   (b) the associate or affiliate has a separate corporate and reporting structure;

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31.3.11

(c) there are sufficient controls on information flowing between the member and the associate or affiliate; and
(d) the member maintains a list of such excluded persons.

ACCEPTANCE

Accepted and agreed to by Continental as of the 31st day of August 2006.	**CONTINENTAL MINERALS CORPORATION**
	Authorized Signatory

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31.3.12

SCHEDULE A
TERMS OF SUBSCRIPTION AGREEMENT

Re: Purchase of a Secured Convertible Note of Continental Minerals Corporation (the "Issuer") Exempt from Prospectus Requirements

1. **Definitions**

1.1 (a) **"Accredited Investor"** means, for a Subscriber resident in Canada a high net worth or high income person, specifically defined on the relevant attachments hereto as an Investor;

(b) **"Applicable Securities Laws"** means the securities legislation having application, and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the directives of the TSXV Venture Exchange (the "TSXV"), having application over this Offering and the Issuer;

(c) **"Closing"** means a completion of an issue and sale by the Issuer and the purchase by the Investor of the Note pursuant to this Subscription Agreement at or about 11:00 a.m. on the Closing Date. Closings may occur on one or more Closing Dates as the Issuer may determine within the requirements of the TSXV;

(d) **"Closing Date"** means a day following TSXV acceptance of Offering or such other date as the Issuer may determine within the requirements of the TSXV. On the Closing Date, the Note will be issued and certificates representing the Note will be mailed to the Investor;

(e) **"Conversion Notice"** means the notice of the election by the Noteholder to convert the Note into Shares at the Conversion Price. The form of Conversion Notice will be attached to the Notes.

(f) **"Conversion Price"** means Cdn$2.05 per share for the first 180 days from the initial Closing Date and at Cdn$2.25 thereafter until the Maturity Date;

(g) **"Conversion Right"** means the right of the Noteholder to convert the Note into Shares until the Maturity Date at the Conversion Price.

(h) **"Exempt Amount Exemption"** means the exemption from the prospectus requirements under Applicable Securities Laws for subscriptions of Cdn$150,000 which do not require the Investor to be an Accredited Investor or to provide a certificate;

(i) **"Exemptions"** means one or more exemptions from the registration and prospectus or equivalent requirements under Applicable Securities Laws pertaining to the offer and sale of the Notes;

(j) **"Face Amount"** means the Canadian dollar principal amount of each Note as it is denominated and expressed on its face page.

(k) **"Family, Friends and Business Associates Exemption"** means the exemption from prospectus requirements found in Section 2.5 (1) of NI 45-106;

(l) **"Foreign Portfolio Manager"** means a person who carries on business as a "portfolio manager" (within the meaning of that term under Applicable Securities Laws) in an International Jurisdiction and who purchases Notes as an agent for fully managed accounts;

(m) **"fully managed"** in relation to an account, means that the Investor has the discretion as to the account as contemplated by Applicable Securities Laws;

(n) **"Future Financing Price"** means the price of the Shares and/or securities convertible into Shares that are proposed to be sold by the Issuer in the Future Financing;

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31.3.13

(o) **"Future Financing"** means the Issuer's first substantially arms-length (not less than 60%) equity financing of not less than Cdn$5 million which is completed after the last Closing Date (if there is more than one Closing Date) of the Notes;

(p) **"Future Financing Notice"** means the notice given by the Issuer to the Noteholder describing in reasonable detail the securities offered, price and other terms agreed in principle by the Issuer in respect of the Future Financing.

(q) **"Interest Payment Dates"** means the dates on which interest shall be paid on the Notes which shall be the last day of each month, commencing September 30, 2006, until the Maturity Date;

(r) **"International Jurisdiction"** means a country other than Canada or the United States;

(s) **"Investor"** means the person or persons named as Investor on the execution page of this Subscription Agreement and if more than one person is so named, means all of them jointly and severally;

(t) **"material"** means material in relation to the Issuer and any subsidiary considered on a consolidated basis;

(u) **"material change"** means any change in the business, operations, assets, liabilities, ownership or capital of the Issuer and any subsidiary considered on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the Issuer's securities;

(v) **"material fact"** means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Issuer's securities;

(w) **"Maturity Date"** means the date that is the earlier of 1 year after the Closing Date or the tenth business day after a Pre-payment Notice;

(x) **"misrepresentation"** is as defined under Applicable Securities Laws;

(y) **"NI 45-102"** means National Instrument 45-102 - Resale of Securities of the Applicable Securities Laws;

(z) **"NI 45-106"** means National Instrument 45-106 in the form adopted by the securities commissions in all provinces and territories of Canada (a copy is available from the Issuer or online at www.bcsc.bc.ca);

(aa) **"Note"** means the secured convertible promissory note of the Issuer to be issued pursuant to the Offering;

(bb) **"Noteholder"** means a party that holds a Note issued pursuant to this Subscription Agreement but also refers to that holder if it elects to exercise its Conversion Right or its Participation Right;

(cc) **"Offering"** means the sale by the Issuer of Notes have a Face Value of up to Cdn$11.5 million on the terms set forth in this Agreement. There is no minimum aggregate Offering and the Issuer reserves the right to decrease or increase the size of the Offering at its discretion;

(dd) **"Participation Right"** means the Noteholder's right to require the Issuer to redeem the holder's Notes at 105% of the face amount in order to use the proceeds thereof to purchase securities in the Future Financing;

(ee) **"Participation Right Redemption Notice"** means a notice delivered by the Noteholder to the Issuer in response to and within ten (10) business days of delivery of a Future Financing Notice, and pursuant to which the Noteholder confirms its election to exercise its Participation Right and to thereby

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31.3.14

have the holder's Note redeemed in order to use the Redemption Amount thereof to purchase securities offered under the Future Financing Notice;

(ff) **"Portfolio Manager"** means an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients;

(gg) **"Pre-payment Notice"** means a notice by the Issuer given in accordance with its rights herein to repay the Face Value of the Note;

(hh) **"Principal Canadian Jurisdictions"** means Ontario, British Columbia, Alberta, Saskatchewan, Nova Scotia and certain other jurisdictions referred to in National Instrument 45-106;

(ii) **"Pro-rata Interest"** means the Noteholder's deemed equity interest in the Issuer and is the percentage obtained by dividing (a) the number of Shares actually issued to the Noteholder upon exercise of either the Conversion Right or the exercise of the Participation Right, less any of such Shares which are subsequently sold by the Noteholder, by (b) the number of the Issuer's Shares which were outstanding on the date of the Noteholders' exercise of its Conversion Right or Participation Right;

(jj) **"Public Record"** means information which has been publicly filed by the Issuer under Applicable Securities Laws;

(kk) **"Redemption Amount"** means 105% of the Face Value of the Note and is the amount deemed payable where the Noteholder elects to exercise its Participation Right;

(ll) **"Regulation D"** means Regulation D under the U.S. Securities Act;

(mm) **"Regulation S"** means Regulation S under the U.S. Securities Act;

(nn) **"Securities"** means the Note;

(oo) **"Senior Debt"** means indebtedness of the Issuer to any chartered bank or other recognized commercial lending institution.

(pp) **"Share"** means a common share without par value in the capital of the Issuer;

(qq) **"Subscription Agreement"** means this subscription agreement between the Investor and the Issuer, including all Schedules incorporated by reference as it may be amended or supplemented from time to time;

(rr) **"TSXV"** means the TSX Venture Exchange; and

(ss) **"U.S. Securities Act"** means the *Securities Act of 1933*, as amended, of the United States of America.

1.2 Words and phrases which are used in this Subscription Agreement and all Schedules thereto and which are defined in NI 45-106 shall have the meaning ascribed thereto in NI 45-106, unless otherwise specifically defined in Section 1.1 of this Subscription Agreement.

2. Terms of Notes and Interest

2.1 The undersigned (the "Investor") hereby irrevocably subscribes for and agrees to purchase from the Issuer on the terms and conditions set forth herein, the Canadian dollar value of the Note of the Issuer set out above the Investor's name on the execution page of this Subscription Agreement. This Subscription Agreement will be deemed to have been made and be effective only upon its acceptance by the Issuer

31.3.1

2.2 Unless earlier converted or redeemed, each Note will mature and be repaid by the Issuer in cash on the Maturity Date.

2.3 Interest will be payable monthly in arrears on the Interest Payment Dates at a rate of 16% per annum.

2.4 The Investor will have the right to elect to receive the interest payment, subject to section 2.6, in either:

(a) cash; or

(b) Shares as herein calculated; but for greater certainty, not in a combination of cash and Shares.

2.5 Election by the Noteholder of the method of payment of interest must be made in writing and delivered to the Issuer 10 business days before the Interest Payment Date. Interest will be paid in cash in the event that the Noteholder fails to timely deliver an election notice for Shares to the Issuer.

2.6 Notwithstanding anything else herein provided, the Issuer shall withhold (in cash) and pay over to Canada Revenue Agency any required amounts for withholding of interest payment to Noteholders who appear to be non-residents of Canada.

2.7 In the event the Noteholder elects to receive its interest payment in Shares, the Issuer will issue to the Noteholder, such number of Shares of the Issuer as is equal to the amount of the interest payment divided by the higher of (a) the volume weighted average of the closing price of the common shares of the Issuer for the five trading days preceding the Interest Payment Date and (b) the volume weighted average of the closing price of the common shares of the Issuer for the five trading days preceding the Closing Date, which in no event will be less than the Discounted Market Price as defined by the policies of the TSXV on the Interest Payment Date or the Closing Date, as applicable.

2.8 A hold period of four months plus a day shall be applicable to any Shares issued hereunder pursuant to the Conversion Right or the acceptance of Shares for the interest, such hold to run from the initial Closing Date hereunder. Shares issued pursuant to the Participation Right will be subject to a new four month hold period. Shares issued to US persons will be subject to a US legend as described elsewhere herein.

2.9 The holder of the Note shall have the right (the "Participation Right"), exercisable for the ten (10) business days period after delivery by the Issuer of a Future Financing Notice, to participate in such financing to the extent of 105% of the Face Amount principal portion of the holder's Note ("Redemption Amount"), by giving to the Issuer a Participation Notice within said 10 business days. Upon delivery to the Issuer of the Participation Notice, the Noteholder will at the time of completion of the Future Financing be deemed to have redeemed the Note and to have received its Redemption Amount and thereupon used them to subscribe for the maximum number of securities offered in the Future Financing which such proceeds can purchase. The Participation Notice will only be valid if the Future Financing completes both within 45 days of the Future Financing Notice and on substantially the same terms set out in the Future Financing Notice, failing which a further notice will be sent by the Issuer.

2.10 The Noteholder agrees it will not trade any of the Issuer's Shares (including by way of purchase, sale, short sale or hedging transaction) from the time of receiving a Future Financing Notice and for a period of 45 days thereafter, unless a further Future Financing Notice is delivered to the Noteholder confirming that completion or the terms of the Future Financing has been extended or amended, in which case the restriction on trading shall be extended until the earlier of completion of the Future Financing or a further 45 days. In no event will the Noteholder be restricted from trading Shares for a period in excess of 90 days.

2.11 So long as the Note is outstanding, the Noteholder shall have the right (the "Conversion Right"), to convert all or any portion, and from time to time, of the principal amount then outstanding under the Note, multiplied by 105%, into fully paid and non-assessable Shares, by delivering to the Issuer the originally executed Note plus a completed Conversion Notice (in the form attached to the Note). Upon exercise of the Conversion Right

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the Noteholder will receive that number of Shares rounded to the nearest whole number obtained by dividing (a) the outstanding principal amount multiplied by 105%, by (b) the applicable Conversion Price then in effect.

2.12 The Issuer may prepay the Note at any time, without penalty, if

(a) such prepayment is made after 180 calendar days from the Closing Date; and

(b) the Issuer provides the Noteholder with a 10 business days Pre-payment Notice during which period the Conversion Right and Participation Right shall remain in effect. Upon repayment of the Note, all the Noteholder's rights hereunder shall be extinguished.

2.13 The Notes will be secured by a pledge of the issued share capital of N7C Resources Inc., a wholly owned subsidiary of the Issuer, which security interest will be subordinated to any security interest, charge, pledge or mortgage granted by the Issuer in respect of Senior Debt. The Investor acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Investor is contracting) that the Issuer may enter into agreements with other lenders, either concurrently with this Offering or at any time thereafter. Such debt may rank senior to the Notes (the "Senior Debt"). Such Senior Debt may be secured by a first charge over all of the assets of the Issuer and its subsidiaries. The Investor hereby acknowledges and agrees with the Issuer and with the holders of such Senior Debt that the security interest granted under Notes will be fully subordinated to security interests granted to such Senior Debt if determined to be in the best interests of the Issuer by its Board of Directors. The Investor acknowledges and agrees that, in the event that the Issuer has insufficient funds to pay amounts owing on the Senior Debt and the outstanding Notes, payment may first be made on all amounts due and payable on the Senior Debt from time to time, and only then shall be paid on the amounts due and payable on the Notes. The Investor hereby appoints the President of the Issuer as the Investor's attorney, to execute any agreement or understanding between the Investor and the holders of such Senior Debt acknowledging the subordination of the Investor's security interest and granting priority to the holders of such Senior Debt in respect of all payments made by the Issuer in respect of the Senior Debt and the Notes.

2.14 Upon conversion of the Notes or the exercise of the Participation Right, the Noteholder shall thereupon have acquired a right of first refusal (the "Pre-Emptive Right") for up to five years from the Closing Date during which period the Noteholder may purchase all, but not less than all, of any equity or convertible securities which may be in future proposed to be offered by the Issuer . The Pre-emptive Right shall require the Issuer to offer to the Noteholder its Pro-rata Interest of all New Shares and Share Rights (as defined below) providing that the number of any New Shares and Share Rights offered to the Noteholder shall be reduced so that in no event will the number of New Shares or Share Rights offered to a Noteholder, when added to that Noteholder's holdings of Shares and Share Rights acquired by it in any manner whatsoever, exceed 19.9% of the Issuer's then outstanding issued Shares on a fully diluted basis. In the event there is a single Investor which purchases at least 75% of the offered Notes (or $ 8.3 million of the $11.5 million offered),then its Pro rata Interest shall be deemed to be 50% until its holdings of Shares and Share Rights equal 19.9% of the Issuer's outstanding Shares on a fully diluted basis and subject to the other terms herein. The Pre-emptive Right shall be subject to the following provisions:

(i) "New Shares" means any Shares which are issued after Closing provided, however, that "New Shares" do not include:

(A) Shares issuable upon conversion of or with respect to convertible securities outstanding as of the date hereof including any securities issuable pursuant to conversion of any Notes or in connection with the Future Financing or in connection with Share Rights where the Share Rights were offered to the Noteholder;

(B) Shares issued by the Issuer pursuant to the acquisition of mining or real property interests or the acquisition of another corporation by the Issuer by merger, purchase of substantially all of the assets, or other reorganization or issuance of shares pursuant to a structured deal which may be included as part of a divestiture of a portion of the project or subsidiary companies in order to form a strategic alliance or consortium;

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31.3.17

(C) Shares issued pursuant to options granted to directors, officers or employees of, or consultants to, the Issuer pursuant to any option or purchase plan or director, officer, employee or consultant stock incentive program approved by the shareholders of the Issuer;

(D) Shares issued pursuant to any Senior Debt or any loan arrangement, or any debt financing from a bank or similar financial or lending institution or third party funder; or

(E) Shares issued in connection with any stock split, stock dividend, or recapitalization by the Issuer.

(F) For purposes of calculating the Investor's holdings of Shares hereunder for any purpose, the Noteholder's holdings shall be deemed to include any Shares owned or controlled by all of its affiliates.

(ii) "Share Rights" means warrants, convertible securities or other like rights to purchase New Shares.

(iii) If the Issuer proposes to undertake an issuance of New Shares and/or Share Rights, it shall give the Noteholder written notice of its intention, describing the offering of New Shares and/or Share Rights including the price and the general terms upon which the Issuer proposes to issue New Shares and/or Share Rights (on which no brokerage or other commission shall be payable by the Noteholder). The Noteholder shall have ten (10) business days (as hereinafter defined) from the date of receipt of any such notice to agree to exercise its Pre-Emptive Right to purchase New Shares and/or Share Rights for the price and upon the general terms specified in the notice by giving written notice to The Issuer. Failure of the Noteholder to timely respond to the notice within said ten (10) business day period shall be deemed an election to decline to exercise its Pre-Emptive Right. No additional Pre-emptive Right will accrue to any Noteholder by virtue of other Noteholders declining to exercise their Pre-emptive Rights.

(iv) If the Noteholder elects to exercise the Pre-Emptive Right, it shall complete such additional subscription agreement and additional documents as may be required pursuant to the terms of the of the financing under which the New Shares and Share Rights are issued. The completion of the exercise of the Pre-Emptive Rights shall be completed at the time of issue of the New Shares and Share Rights.

(v) If the Noteholder declines or fails to exercise its Pre-Emptive Right to purchase the maximum number New Shares or Share Rights offered by the Issuer pursuant to the Pre-emptive Right the Issuer shall have one hundred and twenty (120) business days from such refusal or failure to sell the New Shares or Share Rights, including those in respect of which the Noteholder's Pre-Emptive Right was not exercised, at a price and upon terms no more favourable to the purchasers thereof than specified in the Issuer's notice to the Noteholder. In the event the Issuer has not sold at least one-half of the aggregate number of any New Shares or Share Rights specified in the notice to the Noteholder (that is, at least the number of which the Noteholder was notified of under its Pre-Emptive Right) within said one hundred and twenty (120) business day period, the Noteholder's Pre-Emptive Right shall thereupon again be effective and the Issuer shall not thereafter issue or sell any New Shares or Share Rights without first offering such New Shares or Share Rights to the Noteholder in the manner provided above. Any New Shares or Share Rights sold in compliance with the first sentence of this subparagraph (iv) subsequent to a notice declined by the Noteholder shall not give rise to any further right to the Noteholder.

(vi) The Pre-Emptive Right is non-assignable by the Noteholder except to an affiliate providing such affiliate remains an affiliate.

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(vii) The Pre-Emptive Right shall be reduced or shall terminate, as the case may be, upon the following events:

(A) in the event and at the point at which the Noteholder's aggregate holdings of Shares, however acquired calculated as a percentage of the outstanding Shares of the Issuer, is equal to 19.9%, then the Pre-Emptive Right shall thereupon be reduced to an on-going Pre-Emptive Right to purchase up to that interest of any New Shares or Share Rights, subject to the other terms hereof, *mutatis mutandis*;

(B) in the event of the failure by the Noteholder to exercise its Pre-Emptive Right to purchase the New Shares or Share Rights offered by the Issuer pursuant to any valid notice given pursuant to this Agreement the Pre-Emptive Right shall terminate subject to the reinstatement of the Pre-Emptive Right pursuant to subparagraph (iv) above.

(C) in the event of the sale by the Noteholder of any of its Shares or Share Rights acquired on conversion hereof or on exercise of its Participation Right hereunder or pursuant to the Pre-Emptive Right then the Pre-Emptive Right shall terminate; and

(D) the Pre-Emptive Right shall in any event terminate on the fifth anniversary of the Closing Date.

3. Closing

3.1 The Investor will deliver to the offices of the Issuer aggregate subscription funds and subscription documents completed in accordance with the instructions on the face page of this Agreement and arrange for concurrent delivery of certified funds. On request by the Issuer, the Investor agrees to complete and deliver any other documents, questionnaire, notices and undertakings as may possibly be required by regulatory authorities, stock exchanges and Applicable Securities Laws to complete the transactions contemplated by this Agreement. Delivery of the Note will be completed by the Issuer at the offices of Lang Michener LLP, Barristers & Solicitors, counsel to the Issuer, 1500, 1055 W. Georgia Street, Vancouver, B.C. V6E 4N7 on the Closing Date on a date following permission of the TSXV at which time certificates representing the Notes will be available against payment of funds for delivery to the Investor as the Investor shall instruct. The Investor hereby waives receiving any prior notice of Closing.

4. Investor's Acknowledgements – Regarding Risk, Restrictions, Independent Advice

4.1 The Investor represents and warrants and acknowledges and agrees with (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Investor is contracting hereunder) the Issuer that:

(a) its decision to execute this Subscription and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer, and that its decision is based entirely upon its review of information about the Issuer in the Public Record;

(b) no prospectus has been filed by the Issuer with any securities commission or similar authority, in connection with the issuance of the Securities, and the issuance and the sale of the Securities is subject to such sale being exempt from the prospectus/registration requirements under Applicable Securities Laws and accordingly:

(i) the Investor is restricted from using certain of the civil remedies available under such legislation;

(ii) the Investor may not receive information that might otherwise be required to be provided to it under such legislation; and

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31.3.19

(iii) the Issuer is relieved from certain obligations that would otherwise apply under such legislation;

(c) the Investor (or others for whom the Investor is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible (and the Issuer is in no way responsible) for compliance with applicable resale restrictions;

(d) to the knowledge of the Investor, the sale of the Securities was not accompanied by any advertisement;

(e) the offer made by this Subscription is irrevocable (subject to the right of the Issuer to terminate this Subscription) and requires acceptance by the Issuer;

(f) this Subscription is not enforceable by the Investor unless it has been accepted by the Issuer and the Investor waives any requirement on the Issuer's behalf to communicate immediately its acceptance of this Subscription to the Investor;

(g) the Note is secured only by the shares of N7C Resources Inc. and are speculative investments which involve a substantial degree of risk;

(h) the Investor is sophisticated in financial investments, has had access to and has received all such information concerning the Issuer that the Investor has considered necessary in connection with the Investor's investment decision and the Investor will not receive an offering memorandum or similar disclosure document;

(i) the subscription proceeds will be available to the Issuer on Closing and this subscription is not conditional on any other subscription completing;

(j) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities;

(k) the Issuer will rely on the representations and warranties made herein or otherwise provided by the Investor to the Issuer in completing the sale and issue of the Securities to the Investor; and

(l) the Investor is aware that the Issuer has announced a proposed merger Great China Mining Inc. described in the Public Record and the Investor acknowledges that this subscription is not conditional on the merger completing and that there is no assurance of the merger completing.

4.2 The Investor hereby acknowledges and agrees that the subscription proceeds, subject to any statutory rights of the Investor, will be immediately advanced to the Issuer prior to the Closing Date and held by it pending closing or for return if for any reason Closing does not occur.

5. Investor's Exemption Status

(Investors outside of Canada, go to Section 5, subparagraph 5.2)

5.1 The Investor, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, the Issuer (which representations, warranties and covenants shall survive the Closing of the Offering) that the Investor is purchasing the Securities as principal for its own account, it is purchasing such Securities not for the benefit of any other person, and not with a view to the resale or distribution of the Securities and one of the following Exemptions applies to the Investor:

(a) *Insiders' Family, Close Friends and Business Associates Exemption*

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31.3.20

The Investor is:

(i) a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(ii) a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(iii) a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer,

(iv) a close personal friend of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(v) a close business associate of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(vi) a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer,

(vii) a parent, grandparent, brother, sister or child of a spouse of a founder of the Issuer,

(viii) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (i) to (vii), or

(ix) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (vii);

(NOT AVAILABLE FOR RESIDENTS IN ONTARIO OR SASKATCHEWAN)

(b) *Minimum Amount Exemption*

(i) The aggregate purchase price for the Securities will not be less than Cdn.$150,000 paid in cash at the time of purchase, and the Investor has not been created or used solely to purchase or hold the Securities in reliance on this Exemption;

(c) *Accredited Investor Exemption*

The Investor is an "Accredited Investor" and the Investor has properly completed and duly executed the Representation Letter for Accredited Investors attached to this Subscription Agreement as Schedule C indicating the means by which the Investor is an Accredited Investor and confirms the truth and accuracy of all statements made by the Investor in such certificate; or

(d) For residents of Ontario only, the Investor is:

(i) a founder of the Issuer,

(ii) an affiliate of a founder of the Issuer,

(iii) a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Issuer, or

(iv) a person that is a control person of the Issuer.

5.2 **Investors Outside of Canada**

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31.3.21

If the Investor is resident in a jurisdiction outside of Canada it acknowledges and certifies that:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b) there is no government or other insurance covering the Securities;

(c) there are risks associated with the purchase of the Securities;

(d) there are restrictions on the Investor's ability to resell the Securities and it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Securities; and

(e) the Issuer has advised the Investor that the Issuer is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Securities through a person registered to sell the Securities under Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor;

(f) the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the United States) which would apply to this subscription;

(g) the Investor is purchasing the Securities pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor's Securities, and the Issuer has no filing obligations in the International Jurisdiction;

(h) no laws in the International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(i) the Securities are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction; and

(j) if it is a resident of the United Kingdom then it complies with the provisions of §7.1 of this Subscription Agreement as if it were a resident of British Columbia and it is a person of the described in Article 11(3) of the *Financial Services Act, 1986* (Investment Advertisements) (Exemptions) Order 1996, as amended, and is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of its business.

5.3 Other General Representations Applicable to All Investors

(a) the Investor has no knowledge of a "material fact" or "material change", as those terms are defined in Applicable Securities Laws, in respect of the affairs of the Issuer that has not been generally disclosed to the public;

(b) the Investor (and, if applicable, any beneficial purchaser for whom it is acting) is resident in the jurisdiction set out under the heading "Name and Address of Investor" on the execution page of this Subscription Agreement;

(c) the Investor has the legal capacity and competence to enter into and execute this Subscription and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its

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31.3.22

directors, shareholders and others have been obtained to authorize execution of this Subscription Agreement on behalf of the Investor;

(d) the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

(e) the Investor has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Investor enforceable against the Investor;

(f) in connection with the Investor's investment in the Securities, the Investor has not relied upon the Issuer for investment, legal or tax advice, and has, in all cases sought the advice of the Investor's own personal investment advisor, legal counsel and tax advisers or has waived its rights thereto and the Investor is either experienced in or knowledgeable with regard to the affairs of the Issuer, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Securities;

(g) no person has made to the Investor any written or oral representations:

(i) that any person will resell or repurchase the Securities;

(ii) that any person will refund the purchase price for the Securities;

(iii) as to the future price or value of the Securities; or

(iv) that the Securities will be listed and posted for trading on any stock exchange other than that the Shares will be listed on the TSXV;

U.S. Representations and Warranties

(h) The Investor represents and warrants either:

(i) The Investor

(A) is not, and is not purchasing the Securities for the account of or benefit of, a U.S. Person or a person in the United States;

(B) was not offered Securities in the United States; and

(C) did not execute or deliver this Agreement in the United States; OR

(ii) The Investor a U.S. Person who is an "accredited investor" as defined in Rule 501(a) of Regulation D of the U.S. Securities Act; and

in the case of paragraph 5.3(h)(ii) above, the Investor has duly completed, executed and delivered to the Issuer the Certificate of U.S. Purchaser attached hereto as Schedule E, and represents, warrants and covenants to the Issuer as to the accuracy of all matters set out therein as at the date hereof and on the Closing Date;

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31.3.23

(i) Unless the Investor completes the Certificate of U.S. Purchaser included herein as Schedule E in connection with a purchase of the Securities made in reliance on Regulation E, the Investor additionally represents and warrants that:

(i) the Investor does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(A) the transfer or assignment of any rights or interests in any of the Securities;

(B) the division of profits, losses, fees, commissions, or any financial stake in connection with this Subscription; or

(C) the voting of the Shares; and

(ii) the Investor has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; and

(iii) the Investor represents that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act;

(j) The Investor acknowledges and agrees that:

(i) the Securities have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available;

(ii) the Issuer has no obligation or present intention of filing a registration statement under the *U.S. Securities Act* in respect of the Securities; and

(iii) the Investor will not engage in any directed selling efforts (as defined by Regulation S under the *U.S. Securities Act*) in the United States in respect of the Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for the resale of the Securities;

Compliance with Resale Laws

(k) the Investor will comply with Applicable Securities Laws and, if applicable, Rule 904 of Regulation S concerning the resale of the Securities and all related restrictions (and the Issuer is not in any way responsible for such compliance) and shall speak and consult with its own legal advisors with respect to such compliance;

Own Expense

(l) the Investor acknowledges and agrees that all costs and expenses incurred by the Investor (including any fees and disbursements of any special counsel or other advisors retained by the Investor) relating to the purchase of the Securities shall be borne by the Investor;

International Investor

(m) if the Investor is resident of an International Jurisdiction (meaning herein a country other than Canada or the United States) then:

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31.3.24

(i) the Investor is knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription;

(ii) the Investor is purchasing the Securities pursuant to exemptions from any prospectus, registration or similar requirements under the laws of that International Jurisdiction and or, if such is not applicable, the Investor is permitted to purchase the Investor's Securities, and the Issuer has no filing obligations in the International Jurisdiction;

(iii) no laws in the International Jurisdiction require the Issuer to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(iv) the Securities are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction.

6. Continental's Representations

6.1 The Issuer represents and warrants to the Investor that, as of the date of this Subscription and at Closing hereunder:

(a) the Issuer and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b) the Issuer has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Securities, and in connection therewith has not engaged in any "direct selling efforts," as such term is defined in Regulation S, or any "general solicitation or general advertising" as described in Regulation D;

(c) the Issuer and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in its Public Record and except as disclosed therein, all agreements by which the Issuer or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(d) no Offering Memorandum has been or will be provided to the Investor;

(e) the financial statements comprised in the Public Record accurately reflect the financial position of the Issuer as at the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date of the Issuer's last financial statements except as filed in the Public Record;

(f) the creation, issuance and sale of the Securities by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

(g) the Shares will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Issuer will reserve sufficient Shares in the treasury of the Issuer to enable it to issue the Shares issuable upon conversion of the Notes and in connection with any interest payments under the Notes;

(h) this Subscription when accepted has been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

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31.3.25

(i) neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(j) no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters and to the best of the Issuer's knowledge no investigations or proceedings for such purposes are pending or threatened; and

(k) except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued convertible securities of the Issuer or any other security convertible or exchangeable for any such Shares or to require the Issuer to purchase, redeem or otherwise acquire any of the issued or outstanding Shares of the Issuer.

7. **Covenants of Continental**

7.1 The Issuer hereby covenants with each Investor that it will:

(a) offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfil all legal requirements required to be fulfilled by the Issuer (including without limitation, compliance with all Applicable Securities Laws of the Principal Canadian Jurisdictions) in connection with the Offering;

(b) use its best efforts to maintain its status as a "reporting issuer" not in default in Ontario, British Columbia, and Alberta ;

(c) within the required time, file with the TSXV any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials;

(d) the Issuer will use reasonable commercial efforts to satisfy as expeditiously as possible any conditions of the TSXV (the "Exchange Conditions") required to be satisfied prior to the TSXV's acceptance of the Issuer's notice of the Offering; and

(e) use its best efforts to obtain all necessary approvals for this Offering.

8. **No Contractual Right of Action for Rescission**

8.1 The Investor acknowledges that it is purchasing the Securities issued hereunder pursuant to an exemption which does not require delivery to the Investor of an offering memorandum, that it will not receive any Offering Memorandum in connection with this Subscription and therefore is not entitled to contractual rights of action or rescission.

9. **Resale Restrictions and Legending of Securities**

9.1 The Investor acknowledges that any resale of the Securities and any Shares or warrants issued on conversion of the Notes or issued as further consideration will all be subject to resale restrictions contained in the Applicable Securities Laws applicable to the Issuer, the Investor or any proposed transferee. Investors with a Canadian or international address will receive a Note, Warrant and/or Share certificate bearing the following legend imprinted thereon:

> "Unless permitted under securities legislation, the holder of the security must not trade the security before [four months plus one day from the Closing Date]"; and

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313.26

"The securities underlying this certificate are listed on the TSX Venture Exchange ("TSXV"); however, the said securities cannot be traded through the facilities of TSXV since they are not freely transferable, and consequently any certificate representing such securities is not 'good delivery' in settlement of transactions on the TSXV until four months plus one day from the Closing Date]."

9.2 Investors who are U.S Persons, have an address in the United States, or who execute this Agreement in the United States (which the Issuer will presume absent other evidence), will receive a certificate bearing the following legend imprinted thereon:

"The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United States (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer. Provided that if the Issuer is a "foreign issuer" as that term is defined by Regulation S of the U.S. Securities Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute "Good Delivery" may be obtained form the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to the Issuer and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act."

and that any certificate representing any Note or Shares issued in exchange therefor or in substitution thereof will bear the same legend, provided, however, that if the Issuer is a "foreign issuer" as that term is defined by Regulation S under the U.S. Securities Act at the time of sale of any Note or Share, a new certificate bearing no legend may be obtained from the transfer agent upon delivery of the certificate evidencing such securities and a duly executed declaration, in a form satisfactory to the Issuer and the transfer agent to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

10. Consent to Disclosure of Information

10.1 The Investor acknowledges and consents to the release by the Issuer of information regarding the Investor's subscription including the Investor's name, address, telephone number, e-mail address and the number of Securities purchased, in compliance with securities regulatory policies to regulatory authorities under Applicable Securities Laws and the Investor waives to the extent lawful, its rights under any Canadian or US privacy legislation.

11. General

11.1 Time is of the essence hereof.

11.2 Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

11.3 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

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11.4 This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

11.5 This Subscription Agreement may not be assigned by any party hereto.

11.6 Without limitation, this Subscription Agreement and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving the acceptance of the TSXV for this Subscription Agreement and the transactions contemplated hereby.

11.7 The Issuer shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Issuer of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Investor and the Issuer in accordance with its terms.

11.8 This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

11.9 This Subscription Agreement is deemed to be entered into on the acceptance date by Continental, notwithstanding its actual date of execution by the Investor.

11.10 This Subscription Agreement, including, without limitation, the representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Securities by the Investor pursuant hereto, the completion of the issue of Securities of the Issuer and any subsequent disposition by the Investor of the Securities.

11.11 The invalidity or unenforceability of any particular provision of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription.

11.12 Except as expressly provided in this Subscription and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Investor, or by anyone else.

11.13 All monetary amounts are Canadian Dollars.

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31.3.28

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 1, 2007.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JANUARY 1, 2007.

$11,500,000

Issue Date: August 31, 2006

CONTINENTAL MINERALS CORPORATION
(incorporated under the laws of British Columbia)

CONVERTIBLE SECURED PROMISSORY NOTE DUE AUGUST 31, 2007 (THE "NOTE")

1. PROMISE TO PAY

1.1 For value received, Continental Minerals Corporation (the "Corporation") hereby promises to pay to Taseko Mines Limited (the "Holder") the principal sum of $11,500,000 on or before August 31, 2007 (the "Maturity Date"), or on such earlier date as the principal hereof may become due, together with interest thereon at the rate of 16.0% per annum. The interest shall be payable monthly in arrears on the last day of each month commencing on September 30, 2006 (the "Interest Payment Dates"), until the Maturity Date.

2. PAYMENT OF INTEREST

2.1 The Holder will have the right to elect to receive the interest payment, subject to section 2.3, in either:

(a) cash; or

(b) common shares of the Corporation (the "Shares").

2.2 Election by the Holder of the method of payment of interest must be made in writing and delivered to the Corporation 10 business days before the Interest Payment Date. Interest will be paid in cash in the event that the Holder fails to timely deliver an election notice for Shares to the Holder.

2.3 Notwithstanding anything else herein provided, the Corporation shall withhold (in cash) and pay over to Canada Revenue Agency any required amounts for withholding of interest payment to the Holder, if it appears the Holder is a non-resident of Canada.

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2.4 In the event the Holder elects to receive its interest payment in Shares, the Corporation will issue to the Holder, such number of Shares of the Holder as is equal to the amount of the interest payment divided by the higher of (a) the volume weighted average of the closing price of the common shares of the Corporation for the five trading days preceding the Interest Payment Date and (b) the volume weighted average of the closing price of the common shares of the Corporation for the five trading days preceding the date of this Note and in any event no less than the Discounted Market Price as defined by the policies of the TSXV on the Interest Payment Date or the Closing Date, as applicable.

2.5 A hold period of four months plus a day shall be applicable to any Shares issued hereunder for the interest, such hold period to run from the date of this Note.

3. SECURITY FOR REPAYMENT

3.1 This Note shall be secured by a pledge of the issued share capital of N7C Resources Inc., a wholly owned subsidiary of the Corporation, which security interest shall be subordinated to any security interest, charge or mortgage granted by the Corporation in respect of any indebtedness of the Corporation to any charter bank or other commercial lending institution (the "Senior Debt"). The Holder acknowledges that the Corporation may enter into agreements with other lenders, and that such debt may rank senior to this Note.

3.2 The Senior Debt may be secured by a first charge over all of the assets of the Corporation and its subsidiaries. The Holder hereby acknowledges and agrees with the Corporation and with holders of such Senior Debt that the security interest described herein will be fully subordinated to security interest granted to such Senior Debt if determined to be in the best interest of the Corporation by its board of directors.

3.3 The Holder further acknowledges and agrees that, in the event that the Corporation has insufficient funds to pay amount owing on the Senior Debt and on this Note, payment may first be made on all amounts due and payable on the Senior Debt from time to time, and only then shall be paid on amounts due and payable on this Note.

3.4 The Holder hereby appoints the President of the Corporation as the Holder's attorney, to execute any agreement or understanding between the Holder and holders of such Senior Debt acknowledging the subordination of the Holder's security interest and granting priority to the holders of such Senior Debt in respect of all payments made by the Corporation in respect of the Senior Debt and this Note.

4. EVENTS OF DEFAULT

4.1 The entire unpaid principal amount will become immediately due and payable upon the occurrence of any of the following events (each an "Event of Default"):

(a) if the Corporation fails to pay the principal amount when due hereunder, and such failure continues for five (5) business days;

(b) if the Corporation is in material default of material prescribed filings with applicable securities regulatory authorities, the stock exchange or market on which its

$1,330

shares trade (collectively, the "Authorities"), or is subject to any suspension in excess of five (5) trading days or cease trade order issued by any such Authority;

(c) if the Corporation ceases or threatens to cease to carry on business;

(d) if the Corporation petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law of any jurisdiction, whether now or hereafter in effect; and

(e) if any petition or application for appointment of a trustee, receiver or liquidator is filed, or any proceedings under any bankruptcy, insolvency, readjustment of debt or liquidation law are commenced, against the Corporation which is not opposed by the corporation in good faith, or an order, judgment or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceeding.

5. CONVERSION

5.1 The Holder shall have the right (the "Conversion Right") to convert all or any portion, and from time to time, of the principal amount then outstanding under this Note, multiplied by 105%, into fully paid and non-assessable Shares, by delivering to the Corporation this originally executed Note together with a completed conversion notice (the "Conversion Notice") in the form attached hereto as Schedule "A". Upon exercise of the Conversion Right, the Holder will receive that number of Shares, rounded to the nearest whole number, obtained by dividing the outstanding principal amount multiplied by 105%, by the conversion price (the "Conversion Price") of $2.05 per share for the period from the date hereof to and including February 28, 2007 and thereafter until the Maturity Date at $2.25 per share.

5.2 To exercise the Conversion Right, the Holder must surrender this Note to the Corporation at Suite 1020 – 800 West Pender Street, Vancouver, British Columbia, V6C 2V6, Canada, facsimile (604) 681-2741 with the Conversion Notice executed by the Holder evidencing such Holder's intention to convert this Note, and accompanied, if such shares are to be issued in a name other than the Holder, by proper assignment hereof in blank. No fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. If the Holder is converting less than the full balance of principal owing hereunder, the Corporation shall deliver a new Note to the Holder for the balance owing.

6. PARTICIPATION RIGHT

6.1 The Holder of the Note shall have the right (the "Participation Right"), exercisable for the ten (10) business days period after delivery by the Corporation of a notice ("Future Financing Notice") of the Corporation's first substantially arm's-length (not less than 60%) equity financing of not less than Cdn$5 million completed after the date of this Note (the "Future Financing"), to participate in such financing to the extent of 105% of the balance due hereunder ("Redemption Amount"), by giving to the Corporation a notice ("Participation Notice") within said 10 business days. Upon delivery to the Corporation of the Participation Notice, the Holder will at the time of completion of the Future Financing be deemed to have redeemed the Note and to have received its Redemption Amount and thereupon used them to

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subscribe for the maximum number of securities offered in the Future Financing which such proceeds can purchase. The Participation Notice will only be valid if the Future Financing completes both within 45 days of the Future Financing Notice and on substantially the same terms set out in the Future Financing Notice, failing which a further notice will be sent by the Corporation.

6.2 The Holder agrees it will not trade any of the Corporation's Shares (including by way of purchase, sale, short sale or hedging transaction) from the time of receiving a Future Financing Notice and for a period of 45 days thereafter, unless a further Future Financing Notice is delivered to the Holder confirming that completion or the terms of the Future Financing has been extended or amended, in which case the restriction on trading shall be extended until the earlier of completion of the Future Financing or a further 45 days. In no event will the Holder be restricted from trading Shares for a period in excess of 90 days.

7. PRE-PAYMENT

7.1 The Corporation may prepay the Note at any time, without penalty, if

(a) such prepayment is made after 180 calendar days from the date of this Note; and

(b) the Corporation provides the Holder with a 10 business days notice during which period the Conversion Right and Participation Right shall remain in effect. Upon repayment of the Note, all the Holder's rights hereunder shall be extinguished.

8. PRE-EMPTIVE RIGHT

8.1 Upon conversion of the Notes or the exercise of the Participation Right, the Holder shall thereupon have acquired a right of first refusal (the "Pre-Emptive Right") for up to five years from the date of this Note during which period the Holder may purchase all, but not less than all, of any equity or convertible securities which may be in future proposed to be offered by the Corporation . The Pre-emptive Right shall require the Corporation to offer to the Holder 50% of all New Shares and Share Rights (as defined below) provided that the number of any New Shares and Share Rights offered to the Holder shall be reduced so that in no event will the number of New Shares or Share Rights offered to a Holder, when added to that Holder's holdings of Shares and Share Rights acquired by it in any manner whatsoever, exceed 19.9% of the Corporation's then outstanding issued Shares on a fully diluted basis.

8.2 The Pre-emptive Right shall be subject to the following provisions:

(a) "New Shares" means any Shares which are issued after the date of this Note provided, however, that "New Shares" do not include:

(i) Shares issuable upon conversion of or with respect to convertible securities outstanding as of the date hereof including any securities issuable pursuant to conversion of any Notes or in connection with the Future Financing or in connection with Share Rights where the Share Rights were offered to the Holder;

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(ii) Shares issued by the Corporation pursuant to the acquisition of mining or real property interests or the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets, or other reorganization or issuance of shares pursuant to a structured deal which may be included as part of a divestiture of a portion of the project or subsidiary companies in order to form a strategic alliance or consortium;

(iii) Shares issued pursuant to options granted to directors, officers or employees of, or consultants to, the Corporation or its subsidiaries pursuant to any option or purchase plan or director, officer, employee or consultant stock incentive program approved by the shareholders of the Corporation;

(iv) Shares issued pursuant to any Senior Debt or any loan arrangement, or any debt financing from a bank or similar financial or lending institution or third party funder; or

(v) Shares issued in connection with any stock split, stock dividend, or recapitalization by the Corporation.

(b) For purposes of calculating the Investor's holdings of Shares hereunder for any purpose, the Holder's holdings shall be deemed to include any Shares owned or controlled by all of its affiliates.

(c) "Share Rights" means warrants, convertible securities or other like rights to purchase New Shares.

(d) If the Corporation proposes to undertake an issuance of New Shares and/or Share Rights, it shall give the Holder written notice of its intention, describing the offering of New Shares and/or Share Rights including the price and the general terms upon which the Corporation proposes to issue New Shares and/or Share Rights (on which no brokerage or other commission shall be payable by the Holder). The Holder shall have ten (10) business days (as hereinafter defined) from the date of receipt of any such notice to agree to exercise its Pre-Emptive Right to purchase New Shares and/or Share Rights for the price and upon the general terms specified in the notice by giving written notice to the Corporation. Failure of the Holder to timely respond to the notice within said ten (10) business day period shall be deemed an election to decline to exercise its Pre-Emptive Right.

(e) If the Holder elects to exercise the Pre-Emptive Right, it shall complete such additional subscription agreement and additional documents as may be required pursuant to the terms of the of the financing under which the New Shares and Share Rights are issued. The completion of the exercise of the Pre-Emptive Rights shall be completed at the time of issue of the New Shares and Share Rights.

(f) If the Holder declines or fails to exercise its Pre-Emptive Right to purchase the maximum number New Shares or Share Rights offered by the Corporation pursuant to the pre-emptive Right the Corporation shall have one hundred and twenty (120) business days from such refusal or failure to sell the New Shares or Share Rights, including those

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in respect of which the Holder's Pre-Emptive Right was not exercised, at a price and upon terms no more favourable to the purchasers thereof than specified in the Corporation's notice to the Holder. In the event the Corporation has not sold at least one-half of the aggregate number of any New Shares or Share Rights specified in the notice to the Holder (that is, at least the number of which the Holder was notified of under its Pre-Emptive Right) within said one hundred and twenty (120) business day period, the Holder's Pre-Emptive Right shall thereupon again be effective and the Corporation shall not thereafter issue or sell any New Shares or Share Rights without first offering such New Shares or Share Rights to the Holder in the manner provided above. Any New Shares or Share Rights sold in compliance with the first sentence of this subparagraph (f) subsequent to a notice declined by the Holder shall not give rise to any further right to the Holder.

(g) The Pre-Emptive Right is non-assignable by the Holder except to an affiliate providing such affiliate remains an affiliate.

(h) The Pre-Emptive Right shall be reduced or shall terminate, as the case may be, upon the following events:

(i) in the event and at the point at which the Holder's aggregate holdings of Shares, however acquired calculated as a percentage of the outstanding Shares of the Corporation, is equal to 19.9%, then the Pre-Emptive Right shall thereupon be reduced to an on-going Pre-Emptive Right to purchase up to that interest of any New Shares or Share Rights, subject to the other terms hereof, *mutatis mutandis*;

(ii) in the event of the failure by the Holder to exercise its Pre-Emptive Right to purchase the New Shares or Share Rights offered by the Corporation pursuant to any valid notice given pursuant to this Note the Pre-Emptive Right shall terminate subject to the reinstatement of the Pre-Emptive Right pursuant to subparagraph (f) above.

(iii) in the event of the sale by the Holder of any of its Shares or Share Rights acquired on conversion hereof or on exercise of its Participation Right hereunder or pursuant to the Pre-Emptive Right then the Pre-Emptive Right shall terminate; and

(iv) the Pre-Emptive Right shall in any event terminate on the fifth anniversary of the date of this Note.

9. GENERAL

9.1 No transfer of this Note by the registered Holder or such Holder's executors, administrators, other legal representatives of the Holder, successors, assigns or their attorney duly appointed by instrument in writing in form and execution satisfactory to the Corporation will be valid until compliance with such reasonable requirements as the Corporation, acting reasonably, may prescribe. The certificate or certificates issued in respect of an exchanged or transferred Note shall bear such legends as may be required by applicable securities laws.

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9.2 Time is of the essence hereof.

9.3 All monetary amounts herein are in Canadian dollars.

9.4 Neither this Note nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

9.5 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Note be reasonably required to carry out the full intent and meaning of this Note.

9.6 This Note shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

9.7 The invalidity or unenforceability of any particular provision of this Note shall not affect or limit the validity or enforceability of the remaining provisions of this Note.

IN WITNESS WHEREOF Continental Minerals Corporation has caused its corporate seal to be hereto affixed and this Note to be signed by its duly authorized officers.

The Corporate Seal of)
CONTINENTAL MINERALS)
CORPORATION was affixed in the presence)
of:)
) C/S
)
Per: [signature])
Authorized Signatory

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51.3.5

SCHEDULE A

CONVERSION FORM

TO: CONTINENTAL MINERALS CORPORATION

The undersigned registered Holder of the within Note hereby irrevocably elects to convert the $________________ principal owing under the Note into common shares or other securities in the capital of **CONTINENTAL MINERALS CORPORATION** (the "Corporation") and directs that the common shares or other securities issuable and deliverable upon the conversion be issued and delivered to the Person indicated below. (If the common shares or other securities are to be issued in the name of a Person other than the registered Holder of the Note, all requisite transfer taxes must be tendered by the undersigned.)

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the Holder hereof.

Dated: ________________

____
Signature of Holder

____
Name of Holder

Instructions:

The registered Holder may exercise its right to receive common shares by completing this form and surrendering this conversion form and the Note to the Corporation at Suite 1020 – 800 West Pender Street, Vancouver, British Columbia, V6C 2V6 and such other documents as the Corporation may reasonably require.

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